                                                                  EXHIBIT (c)(1)




                         AGREEMENT AND PLAN OF MERGER

                                     among

                    JOHNSON MATTHEY PUBLIC LIMITED COMPANY

                          ACI ACQUISITION CORPORATION

                                      and

                            ADVANCE CIRCUITS, INC.


                          Dated as of August 14, 1995

                               TABLE OF CONTENTS


                                   ARTICLE I

                               THE TENDER OFFER...........................  2
     Section 1.1    The Offer.............................................  2
                    ---------
     Section 1.2    Company Action........................................  3
                    --------------

                                  ARTICLE II

                                  THE MERGER..............................  5
     Section 2.1    Effective Time of the Merger..........................  5
                    ----------------------------
     Section 2.2    Closing...............................................  6
                    -------
     Section 2.3    Effects of the Merger.................................  6
                    ---------------------
     Section 2.4    Articles of Incorporation and By-Laws.................  6
                    -------------------------------------
     Section 2.5    Directors.............................................  7
                    ---------
     Section 2.6    Officers..............................................  7
                    --------

                                  ARTICLE III

                  CONVERSION OF SECURITIES; DISSENTING SHARES.............  7
     Section 3.1    Conversion of Capital Stock...........................  7
                    ---------------------------
     Section 3.2    Exchange of Certificates..............................  8
                    ------------------------
     Section 3.3    No Further Ownership Rights in Company Common Stock...  9
                    ---------------------------------------------------
     Section 3.4    Closing of Company Transfer Books.....................  9
                    ---------------------------------
     Section 3.5    Withholding...........................................  9
                    -----------
     Section 3.6    Dissenting Company Common Stock....................... 10
                    -------------------------------
     Section 3.7    Lost, Stolen or Destroyed Certificates................ 10
                    --------------------------------------
     Section 3.8    Further Assurances.................................... 10
                    ------------------

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY............ 11
     Section 4.1    Organization.......................................... 11
                    ------------
     Section 4.2    Capitalization........................................ 12
                    --------------
     Section 4.3    Authority............................................. 13
                    ---------
     Section 4.4    Consents and Approvals; No Violations................. 13
                    -------------------------------------
     Section 4.5    SEC Reports and Financial Statements.................. 15
                    ------------------------------------
     Section 4.6    Information in Disclosure Documents................... 16
                    -----------------------------------
     Section 4.7    Litigation............................................ 16
                    ----------
     Section 4.8    No Material Adverse Change............................ 16
                    --------------------------
     Section 4.9    Taxes................................................. 17
                    -----
     Section 4.10   Benefit Plans......................................... 18
                    -------------
     Section 4.11   Opinion of Financial Advisor.......................... 21
                    ----------------------------
     Section 4.12   Certain Antitakeover Provisions Not Applicable........ 21
                    ----------------------------------------------

     Section 4.13   Intellectual Property................................. 21
                    ---------------------
     Section 4.14   Government Contracting Matters........................ 22
                    ------------------------------
     Section 4.15   Votes Required........................................ 24
                    --------------
     Section 4.16   Brokers............................................... 24
                    -------
     Section 4.17   Certain Agreements.................................... 24
                    ------------------
     Section 4.18   Environmental Compliance.............................. 25
                    ------------------------
     Section 4.19   Contracts............................................. 25
                    ---------
     Section 4.20   New Directors......................................... 26
                    -------------

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB........... 26
     Section 5.1    Organization.......................................... 26
                    ------------
     Section 5.2    Authority............................................. 26
                    ---------
     Section 5.3    Consents and Approvals; No Violations................. 27
                    -------------------------------------
     Section 5.4    Operations of Sub..................................... 28
                    -----------------
     Section 5.5    Information in Disclosure Documents................... 28
                    -----------------------------------
     Section 5.6    Financing............................................. 28
                    ---------
     Section 5.7    Brokers............................................... 28
                    -------

                                   ARTICLE VI

                                   COVENANTS.............................. 28
     Section 6.1    Conduct of Business of the Company.................... 28
                    ----------------------------------
     Section 6.2    Reasonable Best Efforts............................... 31
                    -----------------------
     Section 6.3    Access to Information................................. 31
                    ---------------------
     Section 6.4    Company Shareholders Meeting.......................... 32
                    ----------------------------
     Section 6.5    Company Option Plan................................... 33
                    -------------------
     Section 6.6    Company Benefit Plans................................. 34
                    ---------------------
     Section 6.7    No Solicitation....................................... 34
                    ---------------
     Section 6.8    Fees and Expenses..................................... 35
                    -----------------
     Section 6.9    Notification of Certain Matters....................... 36
                    -------------------------------
     Section 6.10   Company Debt Agreements............................... 37
                    -----------------------
     Section 6.11   Public Announcements.................................. 37
                    --------------------
     Section 6.12   State Takeover Laws................................... 37
                    -------------------
     Section 6.13   Indemnification....................................... 38
                    ---------------
     Section 6.14   Shareholder Litigation................................ 38
                    ----------------------

                                  ARTICLE VII

                                  CONDITIONS.............................. 38
     Section 7.1    Conditions to Each Party's Obligation To
                    ----------------------------------------
                     Effect the Merger.................................... 38
                     -----------------
     Section 7.2    Conditions to Obligations of Parent and Sub........... 39
                    -------------------------------------------
     Section 7.3    Conditions to Obligations of the Company.............. 40
                    ----------------------------------------

                                 ARTICLE VIII

                                  TERMINATION............................. 40
     Section 8.1    Termination........................................... 40
                    -----------
     Section 8.2    Effect of Termination................................. 42
                    ---------------------

                                   ARTICLE IX

                                 MISCELLANEOUS............................ 42
     Section 9.1    Nonsurvival of Representations and Warranties......... 42
                    ---------------------------------------------
     Section 9.2    Amendment............................................. 42
                    ---------
     Section 9.3    Extension; Waiver..................................... 42
                    -----------------
     Section 9.4    Notices............................................... 42
                    -------
     Section 9.5    Interpretation........................................ 44
                    --------------
     Section 9.6    Counterparts.......................................... 44
                    ------------
     Section 9.7    Entire Agreement; No Third Party Beneficiaries........ 44
                    ----------------------------------------------
     Section 9.8    Governing Law......................................... 45
                    -------------
     Section 9.9    Specific Performance.................................. 45
                    --------------------
     Section 9.10   Assignment............................................ 45
                    ----------
     Section 9.11   Validity.............................................. 45
                    --------
     Section 9.12   Parent Guarantee and No Solicitation Agreement........ 45
                    ----------------------------------------------

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER dated as of August 14, 1995 (this "Agreement"), among JOHNSON MATTHEY PUBLIC LIMITED COMPANY, an English public
 ---------
limited company ("Parent"), ACI ACQUISITION CORPORATION, a Minnesota corporation
                  ------
and an indirect, wholly-owned subsidiary of Parent ("Sub"), and ADVANCE
                                                     ---
CIRCUITS, INC., a Minnesota corporation (the "Company"; together with Sub, the
                                              -------
"Constituent Corporations").
 ------------------------


                             W I T N E S S E T H:
                             --------------------


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have determined that the acquisition of the Company by Parent upon the terms and subject to the conditions of this Agreement would be advantageous and beneficial to their respective corporations and that such transaction is consistent with and in furtherance of such entities' respective long-term business strategies;

          WHEREAS, in furtherance thereof, it is proposed that Sub will make a tender offer (as it may be amended from time to time as permitted hereunder, the "Offer") to purchase all the outstanding shares of the Company's common stock,
 -----
par value $0.10 per share (the "Company Common Stock"), for $22.50 per share of
                                --------------------
Company Common Stock (such amount, or any greater amount per share offered pursuant to the Offer, being hereinafter referred to as the "Per Share Amount"),
                                                             ----------------
net to the seller in cash, in accordance with the terms and subject to the conditions provided herein and in the Offer Documents (as defined in
Section 1.1(b)); and the Board of Directors of the Company and the Special
--------------
Committee (as defined below) have adopted resolutions approving this Agreement, the Offer and the Merger (as defined below) and recommending that the Company's shareholders accept the Offer and approve the Merger; and

          WHEREAS it is proposed that, following the consummation of the Offer, there be a merger (the "Merger") of Sub with and into the Company (the
                        ------
"Surviving Corporation") upon the terms and subject to the conditions hereof.
 ---------------------

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                               THE TENDER OFFER

    Section 1.1  The Offer.
                 ---------

          (a) Provided that this Agreement has not been terminated in accordance with Section 8.1, Sub will, and Parent will cause Sub to, commence
                -----------
the Offer as promptly as practicable after the date hereof, but in no event later than the fifth business day after the date of initial public announcement of this Agreement and the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer will be subject only to the satisfaction of the conditions set forth in Annex I hereto (any of which may be waived by Sub in its sole discretion) and to the terms and conditions of this Agreement. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company (unless the Company takes any action permitted to be taken pursuant to the second sentence of Section 6.7(b)),
                                                                --------------
Sub shall not (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the Per Share Amount, (iii) modify or add to the conditions set forth in Annex I (other than to waive any conditions to the extent permitted by this Agreement), (iv) except as provided in the next sentence, extend the Offer or (v) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer if at the scheduled expiration date of the Offer any of the conditions to Sub's obligation to purchase shares of Company Common Stock shall not be satisfied until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any order, decree or ruling of, or any rule, regulation, interpretation or position of, any Governmental Entity (as defined in Section 4.4(a)) applicable to the Offer and
                                   --------------
(iii) extend the Offer for any reason for a period of not more than five business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence. The Offer will be made by means of an offer to purchase (the "Offer to Purchase") and related letter of
                                    -----------------
transmittal containing the terms set forth in this Agreement and the conditions set forth in Annex I hereto. Subject to the terms of the Offer and this Agreement and the satisfaction or waiver of all the conditions of the Offer set forth in Annex I hereto as of the final expiration date of the Offer, Sub will, and Parent will cause Sub to, accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer as soon as practicable after such expiration date.

          (b) On the date of commencement of the Offer, Parent and Sub will file with the Securities and Exchange Commission (the "SEC") a Tender Offer
                                                       ---
Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1
              --------------
will contain (including as an exhibit) or will incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement (which
Schedule 14D-1, Offer to Purchase, and other documents pursuant to which the Offer will be made, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent and Sub will
                                        ---------------
disseminate the Offer to Purchase, the related letter of transmittal and other Offer Documents to holders of shares of the Company Common Stock. Each of Parent, Sub and the Company will promptly correct any information provided by it for use in the Offer Documents that becomes false or misleading in any material respect, and each of Parent and Sub will take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable law. Sub will provide the Company and its counsel in writing with any comments Sub or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent, Sub and their counsel will provide the Company and its counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences relating to the Offer Documents, the Offer, the Merger or this Agreement.

          (c) Sub will, and Parent will cause Sub to, designate a bank or trust company reasonably acceptable to the Company as the paying agent for the Offer (the "Offer Paying Agent"). Sub agrees to deposit, and Parent agrees to cause
      ------------------
Sub to deposit, with the Offer Paying Agent simultaneously with the consummation of the Offer such funds as are necessary to make the cash payments required by the Offer. In no event shall any shareholder of the Company who has surrendered certificates representing Company Common Stock be entitled to receive interest on any of the funds to be received pursuant to the Offer. If a check is to be sent to a person other than the person in whose name a certificate for Company Common Stock surrendered in connection with the Offer is registered, it shall be a condition of the transfer that the person requesting such transfer shall pay to the Offer Paying Agent any transfer or other taxes required by reason of the delivery of such check to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Offer Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Offer Paying Agent nor any party hereto shall be liable to a holder of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) Sub and Parent will file with the Commissioner of Commerce of the State of Minnesota any registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes.

    Section 1.2  Company Action.
                 --------------

          (a) The Company hereby approves of and consents to the Offer and represents and warrants that the Board of Directors of the Company, at a meeting duly called and held, acting on the unanimous recommendation of the special committee of all independent directors (the "Special Committee") of the Board of
                                             -----------------
Directors of the Company established pursuant to Section 302A.673(d) of the Minnesota Business Corporation Act (the "MCBA") on August 14, 1995, has
                                         ----
unanimously and duly adopted resolutions approving this Agreement, the Offer and the Merger, determining that the Merger is advisable and that the terms of the Offer and Merger are fair to, and in the best interests of, the Company and its shareholders and recommending, subject to the terms and conditions set forth herein, that the Company's shareholders accept the Offer and approve the Merger and approve and adopt this Agreement. The Company represents and warrants that its Board of Directors has received the opinion of Alex Brown & Sons Incorporated ("Alex Brown") that the proposed consideration to be received by the Company's shareholders pursuant to the Offer and the Merger is fair to such shareholders from a financial point of view, and a complete and correct copy of such opinion has been delivered by the Company to Parent and Sub. The Company has been advised by each of its directors and executive officers that each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange
-------------                                                          --------
Act").
---

          (b) The Company will file with the SEC, on the date of the filing by Sub of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in Section
           --------------                                               -------
1.2(a) above and will disseminate the Schedule 14D-9 as required by Rule 14d-9
------
promulgated under the Exchange Act. Each of the Company, Parent and Sub will promptly correct any information provided by it for use in the Schedule 14D-9 that becomes false or misleading in any material respect, and the Company will further take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by applicable law. The Company will provide Parent and Sub and their counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company and its counsel will provide Parent and Sub and their counsel with a reasonable opportunity to participate in all communications with the SEC and its staff, including any meetings and telephone conferences relating to the Schedule 14D-9, the Offer, the Merger or this Agreement.

          (c) In connection with the Offer, the Company will (i) promptly furnish Parent and Sub with mailing labels containing the names and addresses of all record holders of shares of Company Common Stock as of a recent date and of those persons becoming record holders after such date, together with copies of all security position listings and computer files and all other information in the Company's control regarding the beneficial owners of shares of Company Common Stock that Parent or Sub may reasonably request and (ii) furnish to Parent or Sub such other information and assistance as Parent or Sub or their agents may reasonably request in expeditiously communicating the Offer to holders of shares of Company Common Stock.

          (d) Effective upon payment by Sub for all shares of Company Common Stock accepted for payment pursuant to the Offer (the "Closing of the Offer"),
                                                       --------------------
Sub will be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as will give Sub representation on such Board equal to the product of the number of directors on such Board (giving effect to any increase in the number of directors pursuant to this Section 1.2) and the ratio that the combined voting power of the shares of
     -----------
the Company Common Stock so purchased bears to the total combined voting power of all outstanding shares of the Company Common Stock, and the Company will use its best efforts to take all action necessary to cause Sub's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, amending the Company's by-laws, increasing the number of directors or seeking and accepting resignations of incumbent directors. The Company agrees to comply with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in connection with this Section 1.2(d). Sub will supply to the
                                   --------------
Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule. Following the election or appointment of Sub's designees pursuant to this Section 1.2 and prior to the Effective Time, if there shall be
                 -----------
any directors of the Company who were directors as of the date hereof, any amendment of this Agreement, any termination of this Agreement by the Company, any extensions by the Company of the time for the performance of any of the obligations or other acts of Sub or Parent or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of such directors.


                                  ARTICLE II
                                  THE MERGER

    Section 2.1  Effective Time of the Merger.
                 ----------------------------

          (a) Upon the terms and subject to the conditions hereof, and in accordance with the MBCA, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined), with the Company continuing as the Surviving Corporation and succeeding to and assuming all the rights and obligations of Sub in accordance with the MBCA.

          (b) Upon the terms and subject to the conditions hereof, articles of merger or other appropriate documents (the "Articles of Merger") will be duly
                                            ------------------
prepared and executed by the Company and Sub and thereafter delivered to the Secretary of State of the State of Minnesota for filing as provided in the MBCA as soon as practicable on the Closing Date (as defined in Section 2.2). The
                                                          -----------
Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such other later date or time as Sub and the Company shall agree and as specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").
                                                  --------------

    Section 2.2  Closing. Unless this Agreement is terminated and the
                 -------
transactions contemplated herein abandoned pursuant to Section 8.1, the closing
                                                       -----------
of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be
                    -------
specified by the parties, which will be no later than the second business day following the satisfaction or, if permissible, waiver of each of the conditions set forth in Article VII (the "Closing Date"), at the offices of Sidley &
                               ------------
Austin, 875 Third Avenue, New York, New York 10022, unless another date or place is agreed to by the parties hereto.

    Section 2.3  Effects of the Merger. The Merger will have the effects
                 ---------------------
set forth in the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises (of a public as well as of a private nature) of the Company and of Sub and all the property (real, personal and mixed) of the Company and of Sub and all debts due to either the Company or Sub on any account, including subscriptions to shares, and all choses in action, and every other interest of or belonging to or due to either the Company or Sub, will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation. The title to any real estate or any interest therein vested, by deed or otherwise, in the Company or Sub shall not revert or in any way become impaired by reason of the Merger, and all rights of creditors and all liens upon any property of the Company or Sub shall be preserved unimpaired following the Merger.

    Section 2.4  Articles of Incorporation and By-Laws.
                 -------------------------------------

          (a) The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended as of the Effective Time so that Article V thereof reads in its entirety as follows:

         "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of

          Common Stock, par value $1.00 per share."

and, as so amended, such Articles of Incorporation will be the Articles of Incorporation of the Surviving Corporation, until amended in accordance therewith and with applicable law.

          (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, will be the By-Laws of the Surviving Corporation until amended in accordance therewith and with applicable law.

    Section 2.5  Directors. The directors of Sub at the Effective Time
                 ---------
will be the directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

    Section 2.6  Officers. The officers of Sub at the Effective Time will
                 --------
be the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.


                                  ARTICLE III
                  CONVERSION OF SECURITIES; DISSENTING SHARES

    Section 3.1  Conversion of Capital Stock. As of the Effective Time, by
                 ---------------------------
virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or of Sub:

          (a) Each issued and outstanding share of common stock of Sub, $1.00 par value per share, shall be converted into issued and outstanding shares of Common Stock, par value $1.00 per share, of the Surviving Corporation.

          (b) All shares of Company Common Stock that are owned, directly or indirectly, by any Subsidiary (as hereinafter defined) of the Company, any shares of Company Common Stock owned by Parent, Sub or any wholly owned Subsidiary of Parent and any shares of Company Common Stock that have been acquired by the Company and are subject to an outstanding pledge by the Company immediately prior to the Effective Time to secure the future payment of the purchase price therefor will be cancelled and will cease to exist and no shares of capital stock of Parent or Sub or other consideration will be delivered in exchange therefor. As used in this Agreement, "Subsidiary" means, with respect
                                               ----------
to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding any partnership, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. References to a wholly owned Subsidiary of an entity include a Subsidiary all the common equity of which is owned directly or through wholly owned Subsidiaries by such entity.

          (c)  Subject to Section 3.6, each share of Company Common Stock issued
                          -----------
and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 3.1(b)) shall be converted into the right
                             --------------
to receive from the Surviving Corporation in cash, without interest, the Per Share Amount paid pursuant to the Offer (the "Merger Consideration"). All such
                                              --------------------
shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and each holder of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          Section 3.2  Exchange of Certificates. (a) Paying Agent. Parent shall
                       ------------------------      ------------
authorize a commercial bank or such other person or persons as shall be acceptable to Parent and the Company to act as paying agent hereunder (the "Paying Agent") for the payment of the Merger Consideration upon surrender of
 ------------
the Certificates.

          (b) Surviving Corporation to Provide Funds. Parent shall deposit or
              --------------------------------------
cause to be deposited in trust with the Paying Agent at the Effective Time cash in an aggregate amount necessary to make the payments pursuant to Section 3.1 hereof to holders (other than Parent or Sub or any of their respective subsidiaries) of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (such amounts being hereinafter referred to as the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in the preceding sentence out of the Payment Fund. The Paying Agent shall invest portions of the Payment Fund as Parent directs, provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard and Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100 million. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

     (c) Exchange Procedures.  As soon as practicable after the Effective Time,
         -------------------
the Paying Agent shall mail to each holder of record of a Certificate, other than Parent, the Company, any Subsidiary of Parent or the Company and any holder of Dissenting Company Common Stock (as defined below), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent, and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1, and the
                                                       -----------
Certificates so surrendered shall forthwith be cancelled. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the Certificate so surrendered is registered, it shall be a condition of payment that such Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be
                                    -----------
deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.1. Notwithstanding the foregoing,
                                -----------
neither the Paying Agent nor any party shall be liable to a former shareholder of the Company for any cash or interest delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for at least two years after the Effective Time shall be repaid to the Surviving Corporation. Any holders of shares of Company Common Stock who have not theretofore complied with Section
3.1 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, but will have no greater rights against the Surviving Corporation (or any of the parties hereto) than may be accorded to general creditors thereof under applicable law.

     Section 3.3  No Further Ownership Rights in Company Common Stock.  All cash
                  ---------------------------------------------------
paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates.

     Section 3.4  Closing of Company Transfer Books.  At the Effective Time, the
                  ---------------------------------
stock transfer books of the Company shall be closed and no registration of transfers of shares of Company Common Stock shall thereafter be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III.
                                            -----------

     Section 3.5  Withholding.  The Surviving Corporation or the Paying Agent
                  -----------
will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of
                                       ----
state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

     Section 3.6  Dissenting Company Common Stock.  If required by the MBCA, but
                  -------------------------------
only to the extent required thereby, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares who have properly exercised dissenters' rights with respect thereto in accordance with Sections 302A.471 and 302A.473 of the MBCA (the "Dissenting Company Common Stock") will not be converted into or
      -------------------------------
exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Company Common Stock will be entitled to receive payment of the appraised value of such shares of Dissenting Company Common Stock in accordance with the provisions of such Section 302A.473 unless and until such holders fail to perfect or effectively withdraw or lose their rights to payment under Section 302A.473 of the MBCA. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Company Common Stock will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without interest. The Company will give Parent prompt written notice of any notice of intent to demand payment of the fair value of Company Common Stock under Section 302A.473 of the MCBA received by the Company and, prior to the Effective Time, Parent and Sub will have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent and Sub, make any payments with respect to, or settle or offer to settle, any such demands.

     Section 3.7  Lost, Stolen or Destroyed Certificates.  In the event any
                  --------------------------------------

Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance herewith. When authorizing such issue of the Merger Consideration in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 3.8  Further Assurances.  If at any time after the Effective Time
                  ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 4.1  Organization.
                  ------------

     (a) Each of the Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except as disclosed in Section 4.1 of the Company Disclosure Letter and except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement.

     (b) The Company has heretofore made available to Parent a complete and correct copy of the charter and by-laws or comparable organization documents, each as amended to date, of the Company and each of its Subsidiaries. Such charters, by-laws and comparable organizational documents are in full force and effect. Neither the Company nor any Subsidiary of the Company is in violation of any provision of its charter, by-laws or comparable organizational documents.

     Section 4.2  Capitalization.
                  --------------

     (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 10,000,000 shares of Company Common Stock of which, as of May 27, 1995, 7,564,895 shares were issued and outstanding, (ii) 75,000 shares of Class A Preferred Stock, of which, as of the date hereof, none were issued or outstanding, (iii) 125,000 shares of Class B Preferred Stock, of which, as of the date hereof, none were issued or outstanding and (iv) 125,000 shares of Class C Preferred Stock, of which, as of the date hereof, none were issued or outstanding. No shares of capital stock of the Company have been acquired by the Company that are subject to outstanding pledges to secure the future payment of the purchase price therefor. As of May 27, 1995, the Company had reserved for issuance (i) 56,000 shares of Company Common Stock upon exercise of then outstanding options under the Company's now expired 1983 Incentive Stock Option Plan (as amended, the "Company Option Plan"), all of
                                              -------------------
which options are exercisable at $8.38 per share, (ii) 25,954 shares of Company Common Stock upon exercise of then outstanding options issued under a stock option plan of Acsist Associates Inc. ("Acsist") prior to the Company's acquisition thereof (the "Acsist Plan") or warrants issued by Acsist, 5,018 of which are exercisable at $16.64 per share and 20,936 of which are exercisable at $24.96 per share, and (iii) 326,000 shares of Company Common Stock in respect of the Company's 1990 Restricted Stock Plan (the "Company Restricted Stock Plan"),
                                               -----------------------------
with respect to all of which shares the restrictions, conditions and limitations set forth in Section 7 thereof will lapse, upon the Closing of the Offer. Since May 27, 1995, the Company has not issued any shares of its capital stock, except for the issuance of Company Common Stock upon the exercise of options granted under the Company Option Plan which were outstanding on May 27, 1995, and pursuant to the Company

Restricted Stock Plan, and has not repurchased, redeemed or otherwise retired any shares of its capital stock. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Option Plan and the Company Restricted Stock Plan will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto.

     (b) Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights in respect thereto, and all such shares are owned by the Company or by a Subsidiary of the Company free and clear of any lien, claim, option, charge, security interest, limitation on voting rights or encumbrance of any kind (collectively, "Liens"). Except for the
                                                  -----
capital stock of its Subsidiaries described in Section 4.2 of the disclosure letter dated the date hereof from the Company to Parent (the "Company Disclosure
                                                              ------------------
Letter"), the Company does not own, directly or indirectly, any capital stock or
------
other ownership interest in any corporation, partnership, trust, limited liability company or other entity.

     (c) As of the date of this Agreement, (i) no bonds, debentures, notes or other indebtedness having the right to vote under ordinary circumstances (or convertible into securities having such right to vote) ("Voting Debt") of the
                                                         -----------
Company or any of its Subsidiaries are issued or outstanding, (ii) except as set forth above, there are no existing options, warrants, calls, subscriptions or other rights or other agreements or commitments of any character (collectively, "Warrants") relating to the issued or unissued capital stock or Voting Debt of
 --------
the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Company or of any of its Subsidiaries or securities convertible into or exchangeable for such shares, Voting Debt or equity interests or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such Warrant, and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any Warrants.

     Section 4.3  Authority.  The Company has the requisite power and authority
                  ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the affirmative vote of the holders of Company Common Stock entitled to cast at least 51% of the total number of votes entitled to be cast by holders of Company Common Stock. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than, with respect to the Merger, the approval and adoption of this Agreement and the Merger by the Company's shareholders as described in the preceding sentence. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 4.4  Consents and Approvals; No Violations.
                  -------------------------------------

     (a) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), or compliance with any law, statute,
               -------------------
ordinance, rule or regulation that conditions, restricts, prohibits or requires any notification or disclosure, triggered by the transfer, sale, lease or closure of any property, is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing
                                                     -------
with the SEC of the Schedule 14D-9 and if required by applicable law, the Company Proxy Statement (as defined in Section 4.6), and such reports as may be
                                       -----------
required by Section 13(a) of the Exchange Act in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Minnesota Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the filing required by Chapter 80B of the Minnesota Statutes and
(v) such other consents, approvals, orders, authorization, registrations, declarations or filings the failure to obtain or make which would not have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or to loss of a material benefit) under, or result in the creation of any Lien on any property or asset of the Company or any of its Subsidiaries pursuant to (any such conflicts, violations, breaches, defaults, rights, or creations of

Liens are herein  referred to, collectively, as "Violations"), any of the terms,
                                                 ----------
conditions or provisions of (i) the articles of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, permit, concession, franchise or obligation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, except, in the case of clause (ii), for Violations that would not prevent the consummation of the Offer or the Merger and would not in the aggregate have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement.

           (b) Except as disclosed in the Company SEC Documents (as defined in
Section 4.5) filed prior to the date of this Agreement, neither the Company nor
-----------
any of its Subsidiaries is in default under or in violation of (i) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any of them or any of their properties or assets may be bound or (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, except in each case for any such defaults or violations which would not in the aggregate have a material adverse effect on the Company or on the ability of the Company to perform its obligations under this Agreement.

     Section 4.5  SEC Reports and Financial Statements.  Since January 1, 1992,
                  ------------------------------------
the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and has heretofore
                                         --------------
made available to Parent true and complete copies of all such forms, reports, schedules, statements and documents (as they have been amended or supplemented since the time of their filing and including all such forms, reports, schedules, statements and documents filed with the SEC after the date of this Agreement, collectively, the "Company SEC Documents"). The Company SEC Documents,
                   ---------------------
including without limitation any financial statements or schedules included or incorporated by reference therein, (i) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations thereunder, except that no representation is made by the Company with respect to information provided by Parent or Sub for inclusion in Company SEC Documents filed after the date hereof. The financial statements of the Company included or incorporated by reference in the Company SEC Documents comply or will be prepared in compliance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal year-end audit adjustments) and fairly present or will fairly present (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as disclosed in the Company Disclosure Letter, and except as reflected, reserved against or otherwise disclosed in the financial statements of the Company included in the Company SEC Documents or as otherwise disclosed in the Company SEC Documents, in each case filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) material to the Company and its Subsidiaries, other than liabilities incurred in the ordinary course of business consistent with past practice. The amounts that would appear on the Company's consolidated balance sheet as of the date of this Agreement as "Long-term debt", including current portions, does not exceed $300,000.

     Section 4.6  Information in Disclosure Documents.
                  -----------------------------------

     (a) Neither the Schedule 14D-9 nor the information statement to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 under the Exchange Act (the "Information Statement") nor any of the information supplied
                   ---------------------
by the Company or any of its Subsidiaries specifically for inclusion in the Offer Documents will, at the respective times the Schedule 14D-9, the Information Statement or the Offer Documents are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information provided by Parent or Sub for inclusion therein. The Schedule 14D-9 and the Information Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

     (b) The proxy or information statement relating to any meeting of the Company's shareholders that may be required to be held in connection with the Merger (as it may be amended from time to time, the "Company Proxy Statement")
                                                     -----------------------
will not, at
the date mailed to the Company's shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information provided by Parent or Sub for inclusion therein. The Company Proxy Statement will, when filed with the SEC by the Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.7  Litigation.  Except as described in Section 4.7 of the Company
                  ----------                          -----------
Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to perform its obligations under this Agreement. Except as described in

Section 4.7 of the Company Disclosure Letter, neither the Company nor any of its
-----------
Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

     Section 4.8  No Material Adverse Change.  Except as disclosed in the
                  --------------------------
Company SEC Documents filed prior to the date of this Agreement and except as disclosed in Section 4.8 of the Company Disclosure Letter, (i) since August 27,
             -----------
1994, there has not been any action which would be prohibited under Section 6.1
                                                                    -----------
were it to occur after the date of this Agreement or any material adverse change with respect to the Company and its Subsidiaries and (ii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has become a party to any agreement or amendment to an existing agreement which would be required to be filed by the Company as an exhibit to its next Annual Report on Form 10-K.

     Section 4.9  Taxes.
                  -----

     (a) Except as disclosed in Section 4.9 of the Company Disclosure Letter,
                                -----------
each of the Company and its Subsidiaries has duly filed all material Tax Returns (as defined in Section 4.9(b)) required to be filed by it, all such Tax Returns
               --------------
are complete and accurate in all material respects and disclose all material Taxes (as defined in Section 4.9(b)) required to be paid by the Company and its
                     --------------
Subsidiaries, and the Company or its Subsidiaries has duly paid or caused to be paid all Taxes shown to be due on such Tax Returns in respect of the periods covered by such returns and has made provision adequate in all material respects in the Company's financial statements for payment of all

Taxes anticipated to be payable in respect of all taxable periods or portions thereof ending on or before the date hereof. No Tax Returns filed by the Company or its Subsidiaries have been "examined" by the Internal Revenue Service (the "IRS") or other appropriate taxing authority. Except as described in
      ---
Section 4.9 of the Company Disclosure Letter, no issue or claim has been
-----------
asserted in writing for Taxes by any taxing authority for any prior period (and to the best of the Company's knowledge no basis exists therefor), the adverse determination of which would result in a deficiency which would have a material adverse effect on the Company, other than those heretofore paid or provided for in the Company's financial statements. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return of the Company or its Subsidiaries. There are no material liens for Taxes upon the assets of the Company or any of its Subsidiaries except liens relating to current Taxes not yet due. No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no stock transfer Taxes, sales Taxes, use Taxes, real estate transfer Taxes, or other similar Taxes will be imposed on Parent, Sub or the Company as a result of the transactions contemplated by this Agreement under the laws of any jurisdiction where the Company or any of its Subsidiaries does business. All Taxes which the Company or any of its Subsidiaries have been required by law to withhold or to collect for payment have been duly withheld or collected and paid to the appropriate taxing authority, except where the failure to so withhold or collect such Taxes would not have a material adverse effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Except as set forth in Section 4.9 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes, or (ii) is a party to a tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect.

     (b) For purposes of this Agreement, the term "Taxes" means all taxes,
                                                   -----
charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, use, transfer, license, payroll, employment, withholding, environmental, capital stock, ad valorem, alternate or add-on minimum and franchise taxes, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" means any report, return or other information
                     ----------
or document required to be supplied to a taxing authority in connection with Taxes.

     Section 4.10  Benefit Plans.  (a)  With respect to any "employee benefit
                   -------------                             ----------------
plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act
----
of 1974, as amended ("ERISA")), maintained or contributed to by the Company or any entity treated as a single employer under Section 414 of the Code ("ERISA Affiliates") with the Company or with respect to which the Company or any of its ERISA Affiliates is required to make any payment and any deferred compensation, stock option, bonus, vacation or other such compensation arrangement to which the Company is required to make any payment (collectively referred to as the "Company Benefit Plans"), the Company has made available to Sub a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA. Each Company Benefit Plan (i) has been administered in accordance with its terms in all material respects and (ii) complies in form and has been administered in accordance with any and all applicable state and federal laws, including ERISA and the Code, so as not to give rise to any liability that would have a material adverse effect on the Company and its Subsidiaries. Each Company Benefit Plan and each trust that is intended to qualify under Section 401(a) and 501(a) of the Code is so qualified or, if not so qualified, the failure to be so qualified would not have a material adverse effect on the Company. Section 4.10 of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan.

     (b) All contributions and premiums required by law or by the terms of such employee benefit plan or any agreement relating thereto have been timely made (without regard to any waiver granted with respect thereto), except where the failure to make such contributions and premiums would not have a material adverse effect on the Company.

     (c) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred, and neither the Company nor any of its ERISA Affiliates has knowledge of any condition or set of circumstances in connection with which the Company or any of its ERISA Affiliates is reasonably likely to be subject to any liability that would have a material adverse effect on the Company under ERISA, the Code or any other applicable law, including of any "reportable event" (as defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code).

     (d) With respect to the Company Benefit Plans, individually and in the aggregate, there has not occurred any "accumulated funding deficiency" (within the meaning of Section 412 of the Code), neither the Company nor any of its ERISA Affiliates has failed to make a payment required under Section 412 of the Code before the applicable due date, and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company or any of its ERISA Affiliates, which would have a material adverse effect on the Company.

     (e) There have been no violations of ERISA with respect to the filing of applicable returns, reports, documents or notices regarding any of the Company Benefit Plans with the Secretary of Labor or the Secretary of Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Company Benefit Plans which have not subsequently been resolved or corrected which would have a material adverse effect on the Company and its Subsidiaries.

     (f) To the Company's knowledge, there are no pending legal proceedings which have been asserted or instituted against any Company Benefit Plan, the assets of any such plan or the Company, or the plan administrator or fiduciary of any Company Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and there are no facts or circumstances which could form the basis for any such legal proceedings. To the Company's knowledge, neither the Company nor any fiduciary of any plan which is not a multiemployer plan has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code.

     (g) Each Company Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder. Each group medical plan sponsored by the Company materially complies with the health care continuation provisions of COBRA and (ii) the Medicare Secondary Payor Provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

     (h) With respect to each Company Benefit Plan which is a multi-employer plan (as described in Section 3(37) of ERISA), to the Company's knowledge, no proceeding has been initiated to terminate any such plan with respect to which the Company or any of its ERISA Affiliates has or has had an obligation to contribute which would have a material adverse effect on the Company. Neither the Company or any of its ERISA Affiliates has any material liability outstanding on account of a "partial withdrawal" (within the meaning of Sections 4205 and 4203, respectively, of ERISA) from any Company Benefit Plan which is a multi-employer plan and, to the Company's knowledge, no such liability has been asserted and there are no events or circumstances which would have a material adverse effect on the Company and its Subsidiaries. In the event that the Company incurred a complete withdrawal under Section 4203 of ERISA, the withdrawal liability arising under Section 4201 of ERISA with respect to each Company Benefit Plan which is a multi-employer plan as a result thereof would not have a material adverse effect on the Company.

     (i) The Company has no liability under Sections 4063, 4064, 4069 or 4212(c) of ERISA.

           (j) The Company has no obligations under any of the Company Benefit Plans to provide health or life insurance benefits to its prior employees (or their beneficiaries or dependents) for periods after termination of employment, except as specifically required by Part 6 of Title I of ERISA.

           (k) Except as described in Section 4.10 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any written, or to the Company's knowledge, oral:

           (i) employee collective bargaining agreement, employment agreement (other than employment agreements terminable by the Company or any of its Subsidiaries without premium or penalty on notice of 30 days or less under which the only monetary obligation of the Company or any of its Subsidiaries is to make current wage or salary payments and provide current fringe benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete;

          (ii) contract or agreement with any officer, director or employee (other than employment agreements disclosed in response to clause
     (i) or excluded from the scope of clause (i)), agent, or attorney-in-fact of the Company or any of its Subsidiaries; or

         (iii) stock option, stock purchase, bonus or similar incentive plan or agreement.

           (l) Except as set forth in Section 4.10 of the Company Disclosure Letter, the Company and each of its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to its operations and each is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company believes that its and its Subsidiaries' relations with their employees are satisfactory. Neither the Company nor any of its Subsidiaries are a party to, and none of such parties are materially affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving its employees. Neither the Company nor any of its Subsidiaries are materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer.
Section 4.10 of the Company Disclosure Letter sets forth a description of any union organizing or election activities involving any non-union employees of the Company and its Subsidiaries which have occurred since August 27, 1994 or, to the knowledge of the Company, are threatened as of the date hereof.

          (m) None of the Offer, the Merger or any other transaction contemplated by this Agreement will, whether by itself or as a result of any subsequent termination of employment, result in the acceleration of entitlement to, or the payment of, any benefit or compensation.

    Section 4.11   Opinion of Financial Advisor.  The Company has received
                   ----------------------------
the opinion of Alex Brown, its financial advisor, to the effect that, as of August 14, 1995, the consideration to be received in the Offer and the Merger, taken as a whole, by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

    Section 4.12   Certain Antitakeover Provisions Not Applicable.  The
                   ----------------------------------------------
Board of Directors of the Company and the Special Committee have each approved the Offer, the Merger and this Agreement, such Special Committee has been duly constituted pursuant to Section 302A.673 of the MBCA and consists only of disinterested directors as defined therein and such approval by the Special Committee is sufficient to render inapplicable to this Agreement, the Merger and to the other transactions contemplated by this Agreement the restrictions on business combinations (as defined in Section 302A.011 of the MBCA) contained in
Section 302A.673 of the MBCA. Pursuant to Article 13 of the Company's Articles of Incorporation, Section 302A.671 of the MBCA is not applicable to the Offer, the Merger or the other transactions contemplated by this Agreement. Other than Chapter 80B of the Minnesota Statutes, no other state takeover statute or similar statute or regulation in any jurisdiction in which the Company or any of its Subsidiaries does business, applies or purports to apply to the Offer, the Merger or to this Agreement, or any of the transactions contemplated hereby or thereby.

    Section 4.13   Intellectual Property. Section 4.13 of the Company
                   ---------------------  ------------
Disclosure Letter contains a correct and complete list of all patents, trademarks, trade names, copyright registrations, mask work registrations and applications therefor now or heretofore used or presently proposed to be used in the conduct of the businesses of the Company and its Subsidiaries, excluding computer software which is widely available. Except as set forth in
Section 4.13 of the Company Disclosure Letter, (i) the Company and its
------------
Subsidiaries own or possess adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyright registrations, know-how and other proprietary information ("Rights") necessary to the conduct of their business as presently being conducted, except where the failure to have such licenses or rights would not have a material adverse effect on the Company; (ii) neither the Company nor any of its Subsidiaries has licensed any Rights to any third party;
(iii) the validity of such items and the title thereto of the Company and its Subsidiaries has not been questioned in any litigation to which the Company or any of its Subsidiaries is a party, nor is any such litigation threatened; nor have any claims to such effect been made to the Company or any of its Subsidiaries; (iv) the conduct of the business of the Company and its Subsidiaries as now conducted does not and will not conflict with Rights of others in any way which has a material adverse effect on the Company and (v) no proceedings are pending against the Company or any of its Subsidiaries nor, to the Company's knowledge, are any proceedings threatened against the Company or any of its Subsidiaries alleging any violation of Rights of any third party.
The Company does not know of (x) any use that has heretofore been or is now being made of any Rights owned by the Company or any of its Subsidiaries, except by the Company or any of its Subsidiaries or by an entity duly licensed by it to use the same under an agreement described in Section 4.13 of the Company
                                             ------------
Disclosure Letter or (y) any material infringement of any Right owned by or licensed by or to the Company. All Rights heretofore owned or held by any employee or officer of the Company or any of its Subsidiaries and used in the business of the Company or any of its Subsidiaries in any manner have been duly and effectively transferred to the Company or such Subsidiary. The consummation of the Merger and the transactions contemplated hereby will not alter or impair the rights and interests of the Company in any of the items listed in
Section 4.13 of the Company Disclosure Letter, and the Surviving Corporation
------------
will have the same rights and interests in such items as the Company will have immediately prior to the Effective Time.

    Section 4.14   Government Contracting Matters.
                   ------------------------------

          (a) Except as set forth in Section 4.14 of the Company Disclosure Letter, the Company has complied with all material terms and conditions of all Government Contracts, including all clauses, provisions and requirements incorporated by reference or by operation of law therein. For the purposes of this Agreement, "Government Contract" means any bid, quotation, proposal,
                 -------------------
contract, agreement, work authorization, lease, commitment or sale or purchase order of the Company or any of its Subsidiaries that is with the United States Government or any agency or instrumentality of the United States Government, including all contracts and work authorizations to supply goods and services to the United States Government and including contracts that are first-tier subcontracts on United States Government prime contracts.

          (b) Except as set forth in Section 4.14 of the Company Disclosure Letter, the Company has complied with all applicable requirements of all laws, regulations or agreements pertaining to Government Contracts. Neither the United States Government, nor any United States Government agency or instrumentality, nor any prime contractor, subcontractor or other person has notified the Company or any of its Subsidiaries that the Company or any of its Subsidiaries has breached or violated any law, regulation, certification, representation, clause, provision or requirement pertaining to a Government Contract.

          (c) Except for the investigation of the Company by the Defense Criminal Investigation Service of the United States Department of Defense that the Company first received notice of in June 1995, including the related search warrant and subpoena received by the Company prior to the date hereof (the "DCIS
                                                                            ----
Investigation"), there is no action, suit, proceeding or, to the Company's
-------------
knowledge, investigation relating to any proposed suspension or debarment of the Company or any of its Subsidiaries or any of their respective directors, officers, employees or agents from doing business with the United States (or any agency or instrumentality thereof). Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, or employees is (or during the last five years has been) suspended, proposed for debarment, or debarred from doing business with the United States (or any agency or instrumentality thereof) or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

          (d) Except in connection with the DCIS Investigation, (i) to the best of the Company's knowledge, after diligent inquiry, none of the Company's or any of its Subsidiaries' respective directors, officers, employees, consultants or agents is (or during the last five years has been) under administrative, civil, or criminal investigation, indictment or information by any governmental authority with respect to any material alleged irregularity, misstatement or omission arising under or relating to any Government Contract. Neither the Company nor any of its Subsidiaries has any knowledge or, other than the existence of the DCIS Investigation, any reason to know of any material irregularity, misstatement or omission arising under or relating to any Government Contract that has led or could reasonably lead, either before or after the Closing Date, to any of the consequences set forth in Section 4.14(c)
                                                                ---------------
or to any other material damage, penalty, assessment, recoupment of payment or disallowance of cost.

          (e) Except as set forth in Section 4.14 of the Company Disclosure Letter, there exist (i) no outstanding material claims against the Company or any of its Subsidiaries, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no material disputes between the Company and the United States Government, or any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract.

          (f) Neither the Company nor any of its Subsidiaries has, nor are any of them in the conduct of their respective businesses required to have, any facility security clearance or personnel security clearance or other security clearance from the United States Government, and none of them have any access to United States Government classified information in connection with any Government Contract or otherwise.

          (g) The Company has furnished Parent or Parent's attorneys with copies of all material correspondence or written communication between the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their respective directors, officers or employees), on the one hand, and any agency or instrumentality of the United States Government, including the Department of Defense and the Office of the United States Attorney for the District of Minnesota, on the other hand, concerning the DCIS Investigation.

    Section 4.15   Votes Required.  The affirmative vote of the holders of
                   --------------
at least 51% of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

    Section 4.16   Brokers.  No broker, investment banker or other person,
                   -------
other than Alex Brown, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A true, correct and complete copy of the engagement letter or other agreement between the Company and Alex Brown has been delivered to Sub.

    Section 4.17     Certain Agreements.  Except as set forth in Section 4.17
                     ------------------
of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in Section 4.17 of the Company Disclosure Letter, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound. There are no amounts payable by the Company to any officers of the Company (in their capacity as officers) as a result of the transactions contemplated by this Agreement and/or any subsequent employment termination.

    Section 4.18  Environmental Compliance.
                  ------------------------

          (a) Except as set forth in the Company SEC Documents or otherwise disclosed in Section 4.18 of the Company Disclosure Letter, to the knowledge of the Company, there are no Environmental Liabilities (as defined below) of the Company that have had or are likely to have a material adverse effect on the Company.

          (b) As used in this Agreement, "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes in the indoor or outdoor environment, including without limitation ambient air, surface water, ground water, land or interior of structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, "Environmental Liabilities" means any and all liabilities, losses, costs, obligations, awards, fines, penalties, damages or expenses of or relating to the Company or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of the Company or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.
"Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

    Section 4.19   Contracts.  Except as set forth in Section 4.19 of the
                   ---------
Company Disclosure Letter or as filed as an exhibit to the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to or bound by:

          (i) any contract for the purchase or sale of real property;

          (ii) any contract (excluding individual purchase orders) for the purchase of raw materials which involved the payment of more than $500,000 in 1994, which the Company reasonably anticipates will involve the payment of more than $500,000 in 1995, or which extends beyond August 27, 1997;

          (iii) any contract (excluding individual purchase orders) for the sale of goods or services which involved the payment of more than $500,000 in 1994, which the Company reasonably anticipates will involve the payment of more than

     $500,000 in 1995 or which extends beyond August 27, 1997;

          (iv) any contract for the purchase, licensing or development of software to be used by the Company or any of its Subsidiaries (excluding paid-up software licenses to widely available computer software programs);

          (v) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract;

          (vi) any guarantee of the obligations of customers, suppliers, officers, directors, employees, affiliates or others;

          (vii) any agreement which provides for, or relates to, the incurrence by the Company or any of its Subsidiaries of debt for borrowed money in excess of $300,000 (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing); or

          (viii) any other contract, agreement, commitment, understanding or instrument which is material to the Company or any of its Subsidiaries.

    Section 4.20   New Directors.  Each of the following directors of the
                   -------------
Company has submitted to the Company his written resignation, conditioned on and effective as of the Closing of the Offer: Thomas F. Leahy; David C. Malmberg; Stephen G. Shank; and William J. Cadogan. The Board of Directors of the Company has appointed Geoff Wild, Donald J. Miller and D. McL. Miller, as directors of the Company, conditioned on and effective as of the Closing of the Offer.
Copies of such resignations and such appointment have been furnished to Parent.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

    Section 5.1    Organization.  Each of Parent and Sub is a corporation
                   ------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on

Parent and its Subsidiaries.

    Section 5.2    Authority.  Each of Parent and Sub has the requisite
                   ---------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent (as a party hereto and as the sole shareholder of Sub) and Sub and the consummation of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    Section 5.3    Consents and Approvals; No Violations.  No consent,
                   -------------------------------------
approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act, (ii) the filing with the SEC by Parent and Sub of the Offer Documents and of such reports under Sections 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Articles of Merger with the Minnesota Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such filings, approvals, orders, notices, registrations, declarations and consents as may be required under any applicable state takeover or similar laws, including Chapter 80B of the Minnesota Statutes, and any applicable state environmental laws or laws with respect to the ownership by a foreign entity of real property, (v) the filing of a notice as required or deemed advisable pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988 (the "Exon-Florio Amendment") and (vi) such other consents, approvals,
              ---------------------
orders, authorizations, registrations, declarations or filings the failure to obtain or make which would not have a material adverse effect on Parent or on Parent's ability to perform its obligations under this Agreement. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will result in any Violation of any of the terms, conditions or provisions of (i) the respective certificates of incorporation or by-laws or comparable organizational documents of Parent or Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument, permit concession, franchise or obligation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (iii) any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets except, in the case of clause (ii), for Violations that would not prevent or impair the consummation of the Merger in any respect and would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries or on the ability of Parent and Sub to perform their obligations under this Agreement.

    Section 5.4    Operations of Sub.  Sub was organized solely for the
                   -----------------
purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    Section 5.5    Information in Disclosure Documents.
                   -----------------------------------

          (a) None of the Offer Documents or the information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9 will, at the respective times the Offer Documents (including any amendments or supplements thereto) or the Schedule 14D-9 are filed with the SEC or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) None of the information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Company Proxy Statement will, at the date mailed to the Company's shareholders and at the time of the meeting of shareholders, if required by applicable law to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    Section 5.6    Financing.  Parent and Sub collectively have (through
                   ---------
existing credit facilities or otherwise) all the funds necessary to consummate the Offer and the Merger and to pay all related fees and expenses.

    Section 5.7    Brokers.  No broker, investment banker or other person,
                   -------
other than Dillon Read & Co. and Baring Brothers Limited, the fees and expenses of which will be paid by Parent and Sub, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent and Sub.

                                  ARTICLE VI
                                   COVENANTS

    Section 6.1    Conduct of Business of the Company.  Except as contemplated
                   ----------------------------------
by this Agreement or with the prior written consent of Sub, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its best efforts, and will cause each of its Subsidiaries to use its best efforts, to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with licensors, licensees, customers, suppliers, employees and any others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of Sub:

          (a) adopt any amendment to its certificate of incorporation or by-laws or comparable organizational documents;

          (b) issue, reissue, sell or pledge or authorize or propose the issuance, reissuance, sale or pledge of any of its capital stock of any class, or securities convertible or exchangeable into capital stock of any class, or any rights, warrants or options to acquire any convertible or exchangeable securities or capital stock, other than the issuance of shares of Company Common Stock upon the exercise of stock options outstanding on the date of this Agreement under the Company Option Plan in accordance with their present terms;

          (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to its shareholders in their capacity as such, except that any wholly owned Subsidiary of the Company may pay dividends and make distributions to the Company or any of the Company's wholly owned Subsidiaries;

          (d) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock;

          (e) incur or assume any long-term debt or any short-term debt or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person, except in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $500,000;

          (f) make any loans, advances (excluding the sale of products to customers in the ordinary course) or capital contributions to, or investments in, any person except in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $500,000 for any single borrower;

          (g) settle or compromise any suit, proceeding or claim or threatened suit, proceeding or claim;

          (h) except for increases in salary, wages and benefits of employees of the Company or its Subsidiaries (other than executive officers of the Company) in accordance with past practice, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of, or waiver of performance or other vesting criteria under, stock options, stock appreciation rights, shares of restricted stock or deferred stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, terminate or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than transactions that are in the ordinary course of business and not material to the Company or any of its Subsidiaries;

          (j) sell, lease, mortgage or otherwise encumber or dispose of or agree to sell, lease, mortgage or otherwise encumber or dispose of, any of its assets, other than transactions that are in the ordinary course of business and not material to the Company or any of its Subsidiaries;

          (k) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

          (l) knowingly violate or fail to perform any obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (m) (i) modify, amend or terminate any contract, (ii) waive, release, relinquish or assign any contract (including any insurance policy) or other right or claim, (iii) prepay any indebtedness of the Company or any of its Subsidiaries or (iv) cancel or forgive any indebtedness owed to the Company or its Subsidiaries, other than in each case in a manner in the ordinary course of business consistent with past practice and which is not material to the business of the Company and its Subsidiaries;

          (n) make any tax election not required by law or settle or compromise any tax liability;

          (o) change any of the accounting principles or practices used by it except as required by the SEC or the Financial Accounting Standards Board; or

          (p) authorize, recommend, announce, propose or agree to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement that is qualified as to materiality untrue or incorrect or which would make any representation or warranty in this Agreement that is not so qualified untrue or incorrect in any material respect.

    Section 6.2    Reasonable Best Efforts.  Upon the terms and subject to
                   -----------------------
the conditions of this Agreement, unless, to the extent permitted by
Section 6.7(b), the Board of Directors of the Company approves or recommends a
--------------
superior proposal, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity (including those in connection with the HSR Act and the Exon-Florio Amendment),
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any claims, investigations, actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby. In addition, if at any time prior to the Effective Time any event or circumstance relating to any of the Company, Parent or Sub or any of their respective Subsidiaries, or any of their respective officers or directors, should be discovered by the Company, Parent or Sub, as the case may be, and which should be set forth in an amendment or supplement to the Offer Documents, the discovering party will promptly inform the other party of such event or circumstance.

    Section 6.3    Access to Information.  Upon reasonable notice, the
                   ---------------------
Company will afford to the officers, employees, accountants, counsel and other representatives of Parent and Sub, access, during normal business hours during the period prior to the Effective Time, to all its properties, facilities, books, contracts, commitments and records and other information as reasonably requested by such party and, during such period, the Company will (and will cause each of its Subsidiaries to) furnish promptly to Parent and Sub (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of United States federal securities laws or regulations and (b) all other information concerning its business, properties and personnel as Parent or Sub may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the terms of the Confidentiality Agreement, dated as of
August 1, 1994, as amended on June 28, 1995, between Johnson Matthey Inc. and the Company (the "Confidentiality Agreement"), and in the event of termination
                  -------------------------
of this Agreement for any reason each party will promptly comply with the terms of the Confidentiality Agreement. The Company shall use its best efforts to keep Parent fully informed with respect to the DCIS Investigation and shall consult with Parent prior to taking any material action in connection with the DCIS Investigation.

    Section 6.4    Company Shareholders Meeting.  (a) Subject to Section 6.4(d),
                   ----------------------------                  --------------
the Company will, at Parent's request, duly call a meeting of its shareholders (the "Shareholders' Meeting") for the purpose of voting upon this Agreement
      ---------------------
(insofar as it relates to the Merger), the Merger and related matters and use its best efforts duly to give notice of, convene and hold such Shareholders' Meeting as soon as practicable following consummation of the Offer. The Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and approval of the Merger, except to the extent that the Board of Directors of the Company shall have withdrawn its approval or recommendation of this Agreement or the Merger as permitted by Section 6.7(b).
                                                               --------------

          (b) Subject to Section 6.4(d), the Company will, at Parent's request,
                         --------------
as
soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's shareholders. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly notify Parent thereof and prepare and mail to its shareholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

          (c) At the Shareholder's Meeting, Parent, Sub and their affiliates will vote all shares of Company Common Stock owned by them in favor of approval and adoption of this Agreement and approval of the Merger.

          (d) If at any time after the satisfaction or waiver of the conditions set forth in Article VII (other than Section 7.1(b)), Parent and Sub own 90% or
                                     --------------
more of the outstanding shares of Company Common Stock, then the provisions of Sections 6.4 (a), (b) and (c) shall not apply and, as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII (other than Section 7.1(b)), the parties hereto will cause the Merger to be consummated
     --------------
by filing the Articles of Merger with the Secretary of State of the State of Minnesota in accordance with Sections 302A.621 and 302A.641 of the MBCA, and make all other filings or recordings required by the MBCA in connection with the Merger, including filing the notice to shareholders required by the MBCA in connection with the Merger.

    Section 6.5    Company Option Plan.  (a) Subject to the next sentence,
                   -------------------
the Company shall use its best efforts to cause each holder of an outstanding option (collectively, the "Employee Options") to purchase shares of Company
                           ----------------
Common Stock granted under the Company Option Plan or under the Acsist Plan, whether or not then exercisable, to agree in writing prior to the Effective Time that (i) such holder shall be entitled to receive from the Company on the date of the Closing of the Offer, in lieu of such Employee Option, an amount in cash in respect of each share of Company Common Stock subject to such Employee Option equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Employee Option (it being understood that if there is no such excess with respect to any such Employee Option, such holder will not be entitled to receive any cash, securities or other consideration with respect thereto) and (ii) such Employee Option shall be cancelled concurrently therewith.

Notwithstanding the foregoing, the Company shall use its best efforts to cause each person subject to Section 16(b) of the Exchange Act to whom an Employee Option was granted six months or less before the date of the Closing of the Offer, whether or not then exercisable, to agree in writing prior to the date of the Closing of the Offer (but effective as of and upon the date of the Closing of the Offer) that (i) each such Employee Option shall be cancelled as of the date of such agreement; (ii) no shares of Company Common Stock shall be issued in respect thereof; and (iii) such person shall be entitled to receive from the Company on the date (the "Option Payment Date") that is six months and one day
                          -------------------
following the date of grant of such option (but in no event earlier than the Closing Date), in lieu of such Employee Option, a payment equal to the aggregate amount of cash, if any, determined under the preceding sentence; provided that
                                                                 --------
such person shall not be entitled to receive any such amount if prior to the Option Payment Date such person (x) terminates his employment by the Surviving Corporation or any of its Subsidiaries, otherwise than as a result of death or disability or (y) is terminated by the Surviving Corporation or any of its Subsidiaries for cause. All amounts payable pursuant to this Section 6.5(a)
                                                              --------------
shall be subject to any applicable withholding taxes and shall be paid without interest.

          (b) The Company shall use its best efforts to ensure that from and after the Effective Time neither the Surviving Corporation nor any of its Subsidiaries is or will be bound by any options, warrants, rights or agreements which would entitle any person, other than Parent, Sub or their wholly owned Subsidiaries, to beneficially own, or receive any payments (other than as otherwise contemplated by Sections 3.1 and 3.6 and this Section 6.5) in respect
                          ------------     ---          -----------
of, any capital stock of the Company or the Surviving Corporation.

          (c) The Company shall take all actions necessary, if any, to terminate the Company Option Plan and the Acsist Plan effective as of the Effective Time.

    Section 6.6    Company Benefit Plans.  Parent presently intends that,
                   ---------------------
for a period of one year following the Effective Time, the employees of the Company will continue to be provided with employee benefits that are in the aggregate not materially less favorable to such employees than those presently provided under the Company's current benefit plans; provided that the right is
                                                    --------
reserved to review all employee benefit plans after the Effective Time and to make such changes as are deemed appropriate in the judgment of Parent.

    Section 6.7    No Solicitation.  (a)  The Company shall not, nor shall
                   ---------------
it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries to, (i) solicit, initiate, or encourage the submission of, any takeover proposal, (ii) enter into any agreement with respect to any takeover proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however,
                                                          --------  -------
that prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the disinterested members thereof based on the written advice of outside counsel (a copy of which written advice shall be promptly furnished to Parent), the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to an appropriate confidentiality agreement to, any person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or other management employee of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this paragraph by the Company. For purposes of this Agreement, "takeover proposal" means any proposal, other than a
                             -----------------
proposal by Parent or any of its affiliates, for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company), other than a proposal or offer by Parent or any of its affiliates, to acquire in any manner, directly or indirectly, an equity interest in the Company or any of its Subsidiaries, any voting securities of the Company or any of its Subsidiaries or a substantial portion of the assets of the Company or any of its Subsidiaries.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of the Offer, this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the written advice of outside counsel (a copy of which written advice shall be promptly furnished to Parent), may approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger) a superior proposal and the Company may take such actions as are contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act. For purposes of this Agreement, "superior proposal" means a bona fide proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a statutory share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith reasonable judgment (based on the advice of independent financial advisors) to be more favorable to the Company and its shareholders than the Offer and the Merger and for which financing, to the extent required, is then fully committed or (based on the advice of independent financial advisors) is likely to be obtained in a timely manner.

          (c) The Company promptly shall advise Parent orally and in writing of any takeover proposal or any inquiry with respect to or which could lead to any takeover proposal and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details of any such takeover proposal or inquiry.

    Section 6.8    Fees and Expenses.  (a) Except as provided in
                   -----------------
paragraphs (b) and (c) of this Section 6.8, all fees and expenses incurred in
                               -----------
connection with the Offer, the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

          (b) The Company shall pay to Parent upon demand a fee of $2 million (the "Termination Fee"), payable in same day funds, plus all Expenses (as
      ---------------
defined below), if:

          (i) this Agreement is terminated pursuant to Section 8.1(b)(ii) as a
                                                       ------------------
     result of the failure of any condition set forth in paragraph (f)(ii), (g) (but only if any member of the senior management of the Company was personally involved in material misconduct discovered as a result of or in connection with the DCIS Investigation), (h) (but only if the condition set forth in such paragraph (h) was not satisfied on the date of this Agreement) or (i) of Annex I; or

          (ii) this Agreement is terminated pursuant to Section 8.1(c).
                                                        --------------

          (c) If this Agreement is terminated pursuant to Section 8.1(b)(ii) as
                                                          ------------------
a result of the failure of any condition set forth in paragraph (g) (but only if, as a result of or in connection with the DCIS Investigation, there are discovered any defects in the Company's products that are in excess of historical levels and, in the aggregate (and after consideration of remedies reasonably available to the United States in connection therewith), are reasonably likely to have a material adverse effect on the Company) or (h) (but only if the condition set forth in such paragraph (h) was satisfied on the date of this Agreement) of Annex I (it being understood that in the event payment is required under both paragraph (b)(i) and paragraph (c) of this Section 6.8,
                                                               -----------
payment shall be made pursuant to said paragraph (b)(i)), the Company shall, whether or not the Termination Fee shall have been paid or shall be payable, reimburse each of Parent and its affiliates upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any of its affiliates in connection with the Offer, the Merger or the consummation of any of the transactions contemplated by this Agreement, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent or any of its affiliates and all fees and expenses payable of banks, investment banking firms and other financial institutions and their respective counsel, accountants or agents in connection with arranging or providing financing (including underwriting fees in connection with Parent's contemplated rights offering); provided that all such out-of-pocket fees and expenses shall not exceed $3 million (collectively, the "Expenses").
 --------

          (d) The Company acknowledges that the agreements contained in paragraphs (b) and (c) of this Section 6.8 are an integral part of the
                               -----------
transactions contemplated by this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly any amount due pursuant to this Section 6.8 and, in order
                                                      -----------
to obtain such payment, Parent or Sub commences a suit that results in a judgment against the Company for any such amount, the Company shall pay to Parent or Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime or base rate of Bank of America NT&SA from the date such payment was due under this Agreement.

    Section 6.9    Notification of Certain Matters.  Upon obtaining
                   -------------------------------
knowledge of any of the following, the Company will give prompt notice to Parent and Sub, and Parent (or Sub, as the case may be) will give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause (i) any representation or warranty contained in this Agreement that is qualified as to materiality to be untrue or incorrect or any representation or warranty that is not so qualified to be untrue or incorrect in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect, (b) any failure of the Company, Parent or Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect and (c) any change or event which has or is reasonably likely to have a material adverse effect on the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be; provided, however, that the delivery
                                          --------  -------
of any notice pursuant to this Section 6.9 will not limit or otherwise affect
                               -----------
the remedies available hereunder to the party receiving such notice.

    Section 6.10   Company Debt Agreements.  The Company will (a) promptly
                   -----------------------
seek agreement, on terms reasonably acceptable to Sub, of the banks party to the credit agreements of the Company or any of its Subsidiaries and the holders of debt instruments of the Company or any of its Subsidiaries (collectively, the "Company Debt") to
                                                              ------------
amend such agreements and instruments to permit the execution by the Company of this Agreement, and the purchase of shares of Company Common Stock pursuant to the Offer, and the consummation of the Merger, and to provide that such actions do not constitute an event permitting the banks or lenders which are parties thereto to accelerate the amounts outstanding under such agreements and instruments, and (b) in the event that such acceleration occurs prior to the Merger, cooperate with Parent and Sub in arranging financing on terms reasonably acceptable to Parent and Sub to finance any required repurchase or prepayment of Company Debt.

    Section 6.11   Public Announcements.  The Company, Parent and Sub will
                   --------------------
consult with each other before issuing any press releases or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press releases or make any such public statements prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ National Market.

    Section 6.12   State Takeover Laws.  If any "fair price", "control
                   -------------------
share acquisition" or "business combination" statute or other takeover or tender offer statute or regulation shall become applicable to the transactions contemplated by this Agreement, Parent, Sub and the Company and their respective Boards of Directors shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulation on the transactions contemplated hereby.

    Section 6.13  Indemnification.
                  ---------------

          (a) For six years from and after the Effective Time, Parent agrees, to the extent permitted by law, to cause the Surviving Corporation to indemnify and hold harmless all current officers and directors of the Company and of its Subsidiaries to the same extent such persons are currently indemnified by the Company pursuant to the Company's Articles of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time.

          (b) Parent shall cause the Surviving Corporation to maintain in effect for not less than three years from the Effective Time the policies of the directors and officers' liability and fiduciary insurance most recently maintained by the Company; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage with respect to matters occurring prior to the Effective Time to the extent available; provided further that Parent shall have no obligation under this Section 6.13(b) to the extent that the cost of maintaining said policies
     ---------------
would be substantially higher than the current cost to the Company.

    Section 6.14   Shareholder Litigation.  Each of Parent and the Company
                   ----------------------
shall use their best efforts to settle, and the Company shall give Parent the opportunity to direct the defense, any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without
           --------  -------
Parent's consent, which shall not be unreasonably withheld; and provided further
                                                                -------- -------
that no settlement requiring a payment by a director shall be agreed to without such director's consent.

                                  ARTICLE VII
                                   CONDITIONS

    Section 7.1    Conditions to Each Party's Obligation To Effect the
                   ---------------------------------------------------
Merger.  The respective obligations of the parties to effect the Merger are
------
subject to the satisfaction, on or prior to the Closing Date, of the following condition:

          (a) Offer.  Sub shall have accepted for purchase and paid for shares
              -----
of Company Common Stock pursuant to the Offer.

          (b) Shareholder Approval.  If required by applicable law, this
              --------------------
Agreement (insofar as it relates to the Merger) and the Merger shall have been approved and adopted by the requisite affirmative vote or consent of the holders of the Company Common Stock in accordance with applicable law and the Company's Articles of Incorporation.

          (c) Other Approvals.  All authorizations, consents, orders or
              ---------------
approvals of, or declarations or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, shall have occurred or shall have been obtained.

          (d) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or impairing the consummation of the Merger in any material respect shall be in effect on the Closing Date.

          (e) No Action.  No action, suit or proceeding (other than the DCIS
              ---------

Investigation) by any Governmental Entity before any court or governmental or regulatory authority shall be pending or threatened on the Closing Date against the Company, Parent or Sub or any of their Subsidiaries challenging the validity or legality of the transactions contemplated by this Agreement.

    Section 7.2    Conditions to Obligations of Parent and Sub.  The
                   -------------------------------------------
respective obligations of Parent and Sub to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following condition:

          (a) Performance of Obligations; Representations and Warranties.  The
              ----------------------------------------------------------
Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and each of the representations and warranties of the Company contained in this Agreement that are qualified by materiality shall be true and correct and each of the representations and warranties that is not so qualified shall be true and correct in all material respects, in each case, on and as of the Effective Time as if made on and as of such date, and Parent and Sub shall have received a certificate of the Company, signed by the President of the Company, to that effect.

          (b) Third Party Consents.  All required authorizations, consents or
              --------------------
approvals of any third party, the failure to obtain which would have a material adverse effect on Parent, Sub and their Subsidiaries or the Company and its Subsidiaries (assuming the Merger had taken place) shall have been obtained.

          (c) Tax Statement.  The Company shall have delivered to Parent a duly
              -------------
executed and valid statement in the form prescribed by Treasury Regulation
(S) 1.897-2(h) to the effect that the Company Common Stock does not constitute a "United States real property interest" within the meaning of Section 897(c)(1) of the Code.

          (d) Stock Option Plan.  All Employee Options shall have been exercised
              -----------------
or cancelled prior to the Effective Time as contemplated by Section 6.5.
                                                            -----------

          (e) DCIS Investigation.  After August 14, 1995, there shall have been,
              ------------------
in the reasonable judgment of Parent, no change or development or prospective change or development in the DCIS Investigation or the circumstances surrounding the DCIS Investigation that could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. For greater certainty, such a change or development shall be deemed to include the following: (i) any proceeding commenced by any Governmental Entity for the suspension or debarment of the Company or any of its Subsidiaries from doing business with the United States (or any agency or instrumentality thereof); (ii) any withdrawal of any governmental approval of the quality control or quality assurance systems of the Company or any of its Subsidiaries or any removal of the Company or any of its Subsidiaries from any governmental "qualified products list"; (iii) any notification of the Company or any of its Subsidiaries that any of them is a target or subject of a criminal investigation; (iv) any indictment of the Company or any of its Subsidiaries or of any of their respective directors or officers; (v) the discovery of substantial evidence that any member of the senior management of the Company was involved personally in material misconduct or that there exists defects in the products of the Company or of any of its Subsidiaries, which defects are in excess of historical levels and, in the aggregate (and after consideration of remedies reasonably available to the United States in connection therewith), are reasonably likely to have a material adverse effect on the Company; or (vi) any civil action, suit or proceeding commenced by any Governmental Entity seeking legal or equitable relief.

    Section 7.3    Conditions to Obligations of the Company.  The
                   ----------------------------------------
obligation of the Company to effect the Merger is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Performance of Obligations; Representations and Warranties.  Each
              ----------------------------------------------------------
of Parent and Sub shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct and each of the representations and warranties that is not so qualified shall be true and correct in all material respects, in each case, on and as of the Effective Time as if made on and as of such date, and the Company shall have received a certificate of Sub, signed by the President of Sub, to that effect.

                                  ARTICLE VIII
                                  TERMINATION

    Section 8.1    Termination.  This Agreement may be terminated at any
                   -----------
time prior to the Effective Time, whether before or after approval of any matters presented in connection with the Merger by the shareholders of the
Company:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company if:

          (i) any required approval of the Merger by the shareholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of such shareholders or at any adjournment thereof;

          (ii) (x) as the result of the failure of any of the conditions set forth in Annex I hereto, (A) Sub shall have failed to commence the Offer within 30 days following the date hereof or (B) the Offer shall have terminated or expired in accordance with its terms without Sub having purchased any shares of Company Common Stock pursuant to the Offer or (y) Sub shall not have purchased any shares of Company Common Stock pursuant to the Offer within 90 days following the date hereof; provided, however, that
                                                         --------  -------
     the passage of the period referred to in clause (y) shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree or ruling or action restraining, enjoining or otherwise prohibiting the purchase of shares of Company Common Stock pursuant to the Offer or the consummation of the Merger; and provided further that the right to
                                     -------- -------
     terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be
                                               ------------------
     available to (i) the Company in connection with the failure of the condition set forth in paragraph (f) of Annex I or (ii) any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition;

          (iii) the Merger shall not have been consummated on or before the date nine months following the date hereof, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that
                                                       --------  -------
     the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree or ruling or action restraining, enjoining or otherwise prohibiting the Merger or the calling or holding of a meeting of the shareholders of the Company called to approve, inter alia, the Merger; or
                 ----- ----

          (iv) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase of shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by the Company if (i) to the extent permitted by Section 6.7(b),
                                                               --------------
the Board of Directors of the Company approves or recommends a superior proposal and (ii) the Company has paid to Parent an amount in cash equal to the sum of the Termination Fee plus all Expenses as provided by Section 6.8(b); or
                                                            --------------

          (d) by Parent if Parent or Sub shall have received notice under (x) the Exon-Florio Amendment that the Committee on Foreign Investment in the United States ("CFIUS") has determined to investigate the Merger, any related
         -----
transaction or Parent or Sub or (y) the HSR Act that the Federal Trade Commission or the Antitrust Division of the Department of Justice has requested additional information concerning the Offer, the

Merger, any related transaction or Parent or Sub, extending the applicable waiting period under the HSR Act.

    Section 8.2    Effect of Termination.  In the event of termination of
                   ---------------------
this Agreement by either the Company or Parent as provided in Section 8.1, this
                                                              -----------
Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 4.16, Section 5.7, the penultimate sentence of Section
              ------------  -----------                              -------
6.3, Section 6.8, this Section 8.2 and Article IX, and except to the extent that
---  -----------       -----------     ----------
such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

    Section 9.1    Nonsurvival of Representations and Warranties.  None of
                   ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time.

    Section 9.2    Amendment.  This Agreement may be amended by the
                   ---------
parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment will be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.3    Extension; Waiver.  At any time prior to the Effective
                   -----------------
Time, the parties hereto, by action taken or authorized by the respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

    Section 9.4    Notices.  All notices and other communications
                   -------
hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

          (a)  if to Sub to:

               ACI Acquisition Corporation
               In care of Johnson Matthey public limited company
               460 East Swedesford Road
               Wayne, Pennsylvania  19087-1880
               Attention:  D. McL. Miller
               Vice President & General Counsel
               Telecopy No.:  (610) 971-3022

               with copies to:

               Sidley & Austin
               875 Third Avenue
               New York, New York 10022
               Attention:  James G. Archer
               Telecopy No.:  (212) 906-2021

          (b)  if to Parent to:

               Johnson Matthey public limited company
               460 East Swedesford Road
               Wayne, Pennsylvania  19087-1880
               Attention:  D. McL. Miller
               Vice President & General Counsel
               Telecopy No.:  (610) 971-3022

               with copies to:

               Sidley & Austin
               875 Third Avenue
               New York, New York 10022
               Attention:  James G. Archer
               Telecopy No.:  (212) 906-2021

          (c)  if to the Company, to:

               Advance Circuits, Inc.
               5929 Baker Road (Suite 470)
               Minnetonka, Minnesota  55345
               Attention:  Chief Executive Officer
               Telecopy No.:  (612) 988-8727

               with copies to:

               Fredrikson & Byron, P.A.
               1100 International Centre
               900 Second Avenue South
               Minneapolis, Minnesota  55402
               Attention:  Timothy M. Heaney
               Telecopy No.:  (612) 347-7077

    Section 9.5    Interpretation.  When a reference is made in this Agreement
                   --------------
to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to August 14, 1995. As used in this Agreement, any reference to any event, change or effect being "material" or having a "material adverse effect" on or with respect to an entity means such event, change or effect which is or is reasonably likely to be materially adverse to the business, properties, results of operations or financial condition of such entity and its Subsidiaries taken as a whole. As used in this Agreement, any reference to the "knowledge" of the Company shall refer to the actual knowledge of any of the executive officers or directors of the Company (or, with respect to each plant or facility of the Company and its Subsidiaries, the person primarily responsible for environmental matters at such plant or facility), after reasonable investigation.

    Section 9.6    Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 9.7    Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------

Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) other than Section 6.13, are not intended to confer upon any person other than the
     ------------
parties hereto and thereto any rights or remedies hereunder or thereunder.

    Section 9.8    Governing Law.  This Agreement will be governed and
                   -------------
construed in accordance with the laws of the State of Minnesota applicable to contracts made, executed, delivered and performed wholly within the State of Minnesota, without regard to any applicable conflicts of law.

    Section 9.9    Specific Performance.  The parties hereto agree that if
                   --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    Section 9.10   Assignment.  Neither this Agreement nor any of the
                   ----------
rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 9.11   Validity.  The invalidity or unenforceability of any
                   --------
provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect.

    Section 9.12   Parent Guarantee and No Solicitation Agreement.
                   ----------------------------------------------

          (a) Parent hereby irrevocably and unconditionally guarantees to the Company the prompt and complete performance by Sub of each and every obligation Sub may have under this Agreement. At the Company's discretion, Parent may be joined in any action, suit or proceeding brought by the Company against Sub in connection with this Agreement and Parent shall conclusively be bound by the judgment in any action, suit or proceeding brought by the Company against Sub as if Parent were a party thereto.

          (b) For a period of one year from the date hereof, neither Parent nor any of its affiliates shall, without the Company's consent, solicit the employment of any person who, as of the date hereof, is a director, officer, employee, independent sales agent or independent representative of the Company or of any of its Subsidiaries;

provided that the provisions of this Section 9.12(b) shall terminate upon the Closing of the Offer.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              JOHNSON MATTHEY PUBLIC LIMITED
                                COMPANY


                              By:/s/ David W. Morgan
                                 --------------------------------
                              Name:   David W. Morgan
                              Title:  Finance Director, Materials Technology
                                       Division



                              ACI ACQUISITION CORPORATION


                              By:/s/ D. McL. Miller
                                 --------------------------------
                              Name:   D. McL. Miller
                              Title:  Secretary




                              ADVANCE CIRCUITS, INC.


                              By:/s/ Robert W. Heller
                                 --------------------------------
                              Name:   Robert W. Heller
                              Title:  President and Chief Executive Officer

                                                                         Annex I

                            Conditions to the Offer
                            -----------------------

          Notwithstanding any other term or provision of the Offer or this Agreement, Sub will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to a bidder's obligation to pay for or return tendered securities promptly after the termination or withdrawal of such bidder's offer), to pay for any Company Common Stock tendered pursuant to the Offer and not theretofore accepted for payment or paid for unless (1) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock that would represent at least 51% of the Fully Diluted Shares (the "Minimum Tender Condition"), (2) CFIUS shall have
                               ------------------------
determined not to investigate the transactions contemplated by the Offer and the Merger under the Exon-Florio Amendment, (3) any waiting period under the HSR Act applicable to the purchase of Company Common Stock pursuant to the Offer shall have expired or been terminated and (4) the Offer shall be effective under Sections 80B.01 to 80B.13 of the Minnesota Statutes and no Governmental Entity shall have claimed or ruled the provisions of Sections 302.671 and 302.673 of the MBCA to be applicable to this Agreement, the Offer or the Merger. "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term or provision of the Offer or this Agreement, Sub will not be required to accept for payment or, subject as aforesaid, to pay for any Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer if, at any time on or after the date of this Agreement, and before the acceptance of such Company Common Stock for payment or the payment therefor, any of the following events or facts shall have occurred:

          (a) there shall be threatened, instituted or pending any action, proceeding or application by any Governmental Entity, or by any other person, domestic or foreign, before any court or Governmental Entity (which, if brought by such other person, has a reasonable likelihood of success), (i)(A) challenging or seeking to, or which is reasonably likely to, make illegal, delay or otherwise directly or indirectly restrain or prohibit, or seeking to, or which is reasonably likely to, impose voting, procedural, price or other requirements, in addition to those required by Federal securities laws and the MBCA each as in effect on the date of the Offer, in connection with the making of the Offer, the acceptance for payment of, or payment for, some of or all the shares of Company Common Stock by Parent, Sub or any other affiliate of Parent or the consummation by Parent, Sub or any other affiliate of Parent of the Merger, (B) seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer or the Merger, (ii) seeking to prohibit the ownership or operation by Parent, Sub or any other affiliate of Parent of all or any portion of the business or assets of the Company and its Subsidiaries or of Parent, Sub or any other affiliate of Parent or to compel Parent, Sub or any other affiliate of Parent to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Parent, Sub or any other affiliate of Parent or seeking to impose any limitation on the ability of Parent, Sub or any other affiliate of Parent to conduct such business or own such assets,
     (iii) seeking to impose or confirm limitations on the ability of Parent, Sub or any other affiliate of Parent effectively to exercise full rights of ownership of the Company Common Stock, including, without limitation, the right to vote any Company Common Stock acquired or owned by Parent, Sub or any other affiliate of Parent on all matters properly presented to the Company's shareholders, (iv) seeking to require divestiture by Parent, Sub or any other affiliate of Parent of any Company Common Stock, or (v) otherwise directly or indirectly relating to the Offer or the Offer Documents or which otherwise, in the sole good faith judgment of Sub, is reasonably likely to materially adversely affect the Company or any of its Subsidiaries or Parent, Sub or any other affiliate of Parent or the value of the Company Common Stock;

          (b) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, (i) Parent, Sub or any other affiliate of Parent or the Company or any of its Subsidiaries or (ii) the Offer or the Merger by any government, legislative body or court, domestic, foreign or supranational, or Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
     (i) through (vi) of paragraph (a) above;

          (c) there shall have occurred any change, condition, event or development that is reasonably likely to result in a material adverse effect on the Company;

          (d) there shall have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, (ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or abroad,
     (iii) any change in the general political, market, economic or financial conditions in the United States or United Kingdom that is reasonably likely to have a material adverse effect upon the Company or Parent or the trading in, or value of, the Company Common Stock, (iv) any material change in United States or the United Kingdom currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or in the United Kingdom, (vi) any limitation (whether or not mandatory) by any government, domestic, foreign or supranational, or Governmental Entity on, or other event that is reasonably likely to affect the extension of credit by banks or other lending institutions in the United States or the United Kingdom, (vii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or the United Kingdom or (viii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (e) any material approval, permit, authorization, favorable review or consent of any Governmental Entity required in connection with the Offer shall not have been obtained on terms satisfactory to Sub;

          (f) (i) it shall have been publicly disclosed or Parent shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of more than 25% of the outstanding shares of Company Common Stock has been acquired by another person, entity or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or (ii) (x) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any takeover proposal, (y) the Company shall have entered into any agreement with respect to any takeover proposal or (z) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (g) there shall have been, in the reasonable judgment of Parent, any change or development or prospective change or development in the DCIS Investigation or the circumstances surrounding the DCIS Investigation that could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. For greater certainty, such a change or development shall be deemed to include the following: (i) any proceeding commenced by any Governmental Entity for the suspension or debarment of the Company or any of its Subsidiaries from doing business with the United States (or any agency or instrumentality thereof); (ii) any withdrawal of any governmental approval of the quality control or quality assurance systems of the Company or any of its Subsidiaries or any removal of the Company or any of its Subsidiaries from any governmental "qualified products list";
     (iii) any notification of the Company or any of its Subsidiaries that any of them is a target or subject of a criminal investigation; (iv) any indictment of the Company or any of its Subsidiaries or of any of their respective directors or officers; (v) the discovery of substantial evidence that any member of the senior management of the Company was involved personally in material misconduct or that there exist defects in the products of the Company or of any of its Subsidiaries, which defects are in excess of historical levels and, in the aggregate (and after consideration of remedies reasonably available to the United States in connection therewith), are reasonably likely to have a material adverse effect on the Company; or (vi) any civil action, suit or proceeding commenced by any Governmental Entity seeking legal or equitable relief;

          (h) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made as of such time;

          (i) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

          (j) this Agreement shall have been terminated in accordance with its terms or the Offer shall have been amended or terminated with the consent of the Company;

which, in the good faith judgment of Sub, in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub regardless of the circumstances giving rise to any such condition or may be waived by Sub in whole or in part at any time and from time to time in its sole discretion. The failure by Sub at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances and each such right will be deemed an ongoing right that may be asserted at any time and from time to time. Any good faith determination by Sub concerning the events described in this Annex I will be final and binding upon all parties.

                                      -5-